                              EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement") is entered into as of the 1st day of October, 2000 (the "Effective Date"), between HCC INSURANCE HOLDINGS, INC. (the "Company" or "HCC"), and CHRISTOPHER L. MARTIN ("Executive"), sometimes collectively referred to herein as the "Parties."

                                    RECITALS:

         WHEREAS, Executive is to be employed by the Company, and, as an integral part of its management, to participate in the decision-making process relative to short and long-term planning and policy for the Company;

         WHEREAS, it is the desire of the Company to directly engage Executive as an officer of the Company, and

         WHEREAS, Executive is desirous of committing himself to serve the Company on the terms herein provided.

         NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the Parties agree as follows:

         1. TERM. The Company hereby agrees to employ Executive as Vice President and General Counsel, and Executive hereby agrees to accept such employment, on the terms and conditions set forth herein, for the period commencing on the Effective Date and expiring as of 11:59 p.m. on December 31, 2003 (the "Basic Term") (unless sooner terminated as hereinafter set forth). Subject to the terms of this Agreement, Executive agrees that he shall perform his duties at the corporate home office of the Company, wherever that may be located as determined from time to time by the Company.

         2. DUTIES.

               (a) DUTIES AS EMPLOYEE OF THE COMPANY. Executive shall, subject to the supervision of the Chief Executive Officer of the Company and the Executive Management Committee of HCC ("Executive Committee"), have such powers with respect to such management and control as may be reasonably incident to the responsibilities incident to Executive's title. During normal business hours, Executive shall devote his full time and attention to diligently attending to the business of the Company. Executive shall not directly or indirectly render any services of a business, commercial, or professional nature to any other person, firm, corporation, or organization, whether for compensation or otherwise, without the prior written consent of the Chairman of the Board of HCC. However, Executive shall have the right to engage in such activities as may be appropriate in order to manage his personal investments so long as such activities do not materially interfere or conflict with the performance of his duties to the Company hereunder. The conduct of such activity shall not be deemed to

EMPLOYMENT AGREEMENT - PAGE 1
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          materially interfere or conflict with Executive's performance of his duties until Executive has been notified in writing thereof and given a reasonable period in which to cure the same.

               (b) OTHER DUTIES. If elected, Executive agrees to serve on any Committee of HCC and in one or more executive offices of any of HCC's direct or indirect subsidiaries (the "Subsidiaries"), provided Executive is indemnified for serving in any and all such capacities in a manner acceptable to the Company and Executive. If elected, Executive agrees that he shall not be entitled to receive any compensation for serving in any capacity for the Subsidiaries other than the compensation to be paid to Executive by the Company pursuant to this Agreement.

         3. COMPENSATION AND RELATED MATTERS.

               (a) BASE SALARY. Executive shall receive a base salary paid by the Company at the annual rate of $170,000, during the period beginning on the Effective Date payable not less frequently than in substantially equal monthly installments. Such base salary shall be increased to the annual rate of $195,000 for the year 2002 and $220,000 for the year 2003.

               (b) BONUS PAYMENTS. Except as set forth herein, Executive shall have no claim of right to any bonus: all such bonuses being in the sole and absolute discretion of HCC.

               (c) STOCK OPTIONS. Except as set forth herein, Executive shall have no claim of right to any options to purchase stock of the
          Company: all options to purchase stock of HCC being granted in the sole and absolute discretion of HCC and subject to the Executive's execution of option agreements in a form acceptable to the Executive Committee.

               (d) EXPENSES. During the Basic Term, Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him in accordance with the policies and procedures established by the Executive Committee for the Company's senior executive officers in performing services hereunder, provided that Executive properly accounts therefor in accordance with the policies of the Company.

               (e) OTHER BENEFITS. Executive shall be entitled to participate in or receive benefits under any compensatory employee benefit plan or other arrangement made generally available by the Company now or in the future to its employees, subject to and on a basis consistent with the terms, conditions, and overall administration of such plan or arrangement. Nothing paid to Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the Base Salary payable to Executive pursuant to Paragraph (a) of this Section. The Company shall not make any changes in any employee benefit plans or other arrangements in effect on the date hereof or subsequently in effect in which Executive currently or in the future participates (including, without limitation, each pension and retirement plan, supplemental pension and retirement plan, savings and profit sharing plan, stock or unit ownership plan, stock or unit purchase plan, stock or unit


EMPLOYMENT AGREEMENT - PAGE 2
          option plan, life insurance plan, medical insurance plan, disability plan, dental plan, health and accident plan, or any other similar plan or arrangement) that would adversely affect Executive's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to substantially all employees of HCC.

               (f) VACATIONS. Executive shall be entitled to fifteen (15) days paid vacation per year during the Basic Term. There shall be no carryover of unused vacation from year to year. For purposes of this Paragraph, weekends shall not count as vacation days, and Executive shall also be entitled to all paid holidays and personal days given by the Company to its senior executive officers.

               (g) PERQUISITES. Executive shall be entitled to receive the perquisites and fringe benefits appertaining to an executive officer of the Company in accordance with any practice established by the HCC Executive Committee.

               (h) PRORATION. Any payments or benefits payable to Executive hereunder in respect of any calendar year during which Executive is employed by the Company for less than the entire year, unless otherwise provided in the applicable plan or arrangement, shall be prorated in accordance with the number of days in such calendar year during which he is so employed.

         4. TERMINATION.

               (a) DEFINITIONS.

                    (1) "CAUSE" shall mean:

                         (i) Material dishonesty which is not the result of an
                    inadvertent or innocent mistake of Executive with respect to the Company or any of its affiliates or Subsidiaries;

                         (ii) Willful misfeasance or nonfeasance of duty by
                    Executive intended to injure or having the effect of injuring in some material fashion the reputation, business, or business relationships of the Company or any of its affiliates or Subsidiaries or any of their respective officers, directors, or employees;

                         (iii) Material violation by Executive of any material
                    term of this Agreement; or

                         (iv) Conviction of Executive of any felony, any crime
                    involving moral turpitude or any crime other than a vehicular offense which could reflect in some material fashion unfavorably upon the Company or any of its affiliates or Subsidiaries.

EMPLOYMENT AGREEMENT - PAGE 3

               Executive may not be terminated for Cause unless and until there has been delivered to Executive written notice from HCC's Executive Committee, supplying the particulars of Executive's acts or omissions that the Executive Committee, believes constitute Cause, a reasonable period of time (not less than 30 days) has been given to Executive after such notice to either cure the same or to meet with the Executive Committee, on behalf of the Board, with his attorney if so desired by Executive, and following, which the Executive Committee, on behalf of the Board, by action of not less than two-thirds of its members furnishes to Executive a written resolution specifying in detail its findings that Executive has been terminated for Cause as of the date set forth in the notice to Executive.

                    (2) A "DISABILITY" shall mean the absence of Executive from
               Executive's duties with the Company on a full-time basis for 180 consecutive days, or 180 days in a 365-day period, as a result of incapacity due to mental or physical illness which results in the Executive being unable to perform the essential functions of his position, with or without reasonable accommodation.

                    (3) A "GOOD REASON" shall mean any of the following (without
               Executive's express written consent):

                         (i) A failure by HCC to continue in effect any employee
                    benefit plan in which Executive was participating, or the taking of any action by HCC that would adversely affect Executive's participation in, or materially reduce Executive's benefits under, any such employee benefit plan, unless such failure or such taking of any action adversely affects the employees of HCC generally to the same extent;

                         (ii) Any material breach by the Company of any
                    provision of this Agreement.

                         (iii) Following a Change of Control, but only if within
                    180 days after such Change of Control, there is a material alteration in the nature and status of Executive's title, duties or responsibilities, or the assignment of duties or responsibilities inconsistent with Executive's status, title, duties and responsibilities;

                         (iv) A relocation of the Company's principal executive
                    offices, or of Executive's relocation to any place other than the principal executive offices, exceeding a distance of fifty (50) miles from the Company's current executive office located in Houston, Texas, except for reasonably required travel by Executive on the Company's business; and

                         (v) Any failure by the Company to obtain the assumption
                    and performance of this Agreement by any successor (by merger, consolidation, or otherwise) or assign of the Company.

EMPLOYMENT AGREEMENT - PAGE 4

                  However, Good Reason shall exist with respect to an above specified matter only if such matter is not corrected by HCC within thirty (30) days of its receipt of written notice of such matter from Executive, and in no event shall a termination by Executive occurring more than one hundred eighty (180) days following the date of the event described above or in the case of a Change of Control, 180 days following the Change of Control be a termination for Good Reason due to such event.

                    (4) "TERMINATION DATE" shall mean the date Executive is
               terminated for any reason pursuant to this Agreement.

                    (5) A "CHANGE OF CONTROL" shall be deemed to have occurred if:

                         (i) Any "person" or "group" (within the meaning of
                    Sections 13(d) and 24(d)(2) of the Securities Exchange Act of 1934) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company becomes the "beneficial owner" (as defined in Rule l3d-3 under the Securities Exchange Act of 1934), directly or indirectly, of 50% or more of the Company's then outstanding voting common stock; or

                         (ii) At any time during the period of three (3)
                    consecutive years (not including any period prior to the date hereof), individuals who at the beginning of such period constituted the Board (and any new director whose election by the Board or whose nomination for election by the Company's shareholders were approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof; or

                         (iii) The shareholders of the Company approve a merger
                    or consolidation of the Company with any other corporation, other than a merger or consolidation (a) in which a majority of the directors of the surviving entity were directors of the Company prior to such consolidation or merger, and (b) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being changed into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation; or

                         (iv) The shareholders approve a plan of complete
                    liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

EMPLOYMENT AGREEMENT - PAGE 5

          (b) TERMINATION WITHOUT CAUSE OR TERMINATION FOR GOOD REASON:
     BENEFITS. In the event there is a termination by the Company without Cause, or if Executive terminates for Good Reason (a "Termination Event"), this Agreement shall terminate, and Executive shall be entitled to the following severance benefits:

               (1) For the a period after the Termination Date and for the remainder of the Basic Term, Base Salary (as defined in Paragraph 3(a)), at the rate, and payable quarterly as Executive was being paid on the Termination Date.

               (2) If, after a Change of Control, as defined herein, within 180 days of such Change of Control, there is a termination by the Company without Cause or by Executive for Good Reason, any stock options and other stock-related grants ("Stock Awards") which Executive has received under any of the HCC stock plans shall vest immediately and shall be exercisable for thirty (30) days from the date of such Termination Event or the remainder of their term, whichever is less.

               (3) All accrued compensation and unreimbursed expenses through the Termination Date. Such amounts shall be paid to Executive in a lump sum in cash within thirty (30) business days after the Termination Date; and

               (4) Executive shall be free to accept other employment during such period, and there shall be no offset of any compensation earned by Executive from such other employment during such period against payments due Executive under this Section 4.

          (c) TERMINATION IN EVENT OF DEATH: BENEFITS. If Executive's employment is terminated by reason of Executive's death during the Basic Term, this Agreement shall terminate, without further obligation to Executive's legal representatives under this Agreement, other than for payment of all accrued compensation, unreimbursed expenses, and the timely payment or provision of Other Benefits through the date of death. Such amounts shall be paid to Executive's estate or beneficiary, as applicable, in a lump sum in cash within ninety (90) business days after the date of death. Additionally, Executive's estate or beneficiary shall be vested in such Stock Awards as Executive held of the date of Executive's death.

          (d) TERMINATION IN EVENT OF DISABILITY: BENEFITS. If Executive's employment is terminated by reason of Executive's Disability during the Basic Term, this Agreement shall continue in full force for a period of sixty (60) days following such Disability.

          (e) VOLUNTARY TERMINATION BY EMPLOYEE AND TERMINATION FOR CAUSE:
     BENEFITS. Executive may terminate his employment with the Company without Good Reason by giving written notice of his intent and stating an effective Termination Date at least ninety (90) days after the date of such notice; provided, however, that the Company may accelerate such effective date by paying Executive through the proposed Termination Date and also vesting awards that would have vested but for the acceleration of the proposed Termination Date. Upon such a termination by Executive or upon

EMPLOYMENT AGREEMENT - PAGE 6
     termination for Cause by the Company, this Agreement shall terminate and the Company shall pay to Executive all accrued compensation and unreimbursed expenses through the Termination Date. Such amounts shall be paid to Executive in a lump sum in cash within sixty (60) business days after the date of termination. In addition, all unvested options shall terminate and all vested options shall terminate thirty (30) days after the Termination Date.

          (f) DIRECTOR POSITIONS. Executive agrees that upon termination of employment, for any reason, at the request of the Executive Committee of the Company, he will immediately tender his resignation from any and all Board of Director positions held with the Company and/or any of its Subsidiaries and affiliates.

         5. NON-COMPETITION, NON-SOLICITATION, AND CONFIDENTIALITY. Executive recognizes and agrees that the benefit of not being employed at-will, is provided in consideration for, among other things, the agreements contained in this Section. The Company agrees that while employed pursuant to this Agreement, Executive will be provided with confidential information of Company, specialized training on how to perform his duties and contact with the Company's customers and potential customers.

         In consideration of all of the foregoing, Executive agrees as follows:

          (a) NON-COMPETITION DURING EMPLOYMENT. Executive agrees that while employed by the Company, he will not compete with the Company or its affiliates by engaging in the conception, design, development, production, marketing, or servicing of any product or service that is substantially similar to the products or services which the Company or its affiliates provide, and that he will not work for, in any capacity, assist, or become affiliated with as an owner, partner, etc., either directly or indirectly, any individual or business which offers or performs services, or offers or provides products substantially similar to the services and products provided by Company or its affiliates.

          (b) CONFLICTS OF INTEREST. Executive agrees that while employed by the Company, he will not engage, either directly or indirectly, in any activity (a "Conflict of Interest") which might adversely affect the Company or its affiliates and Subsidiaries, including ownership of a material interest in any supplier, contractor, distributor, subcontractor, customer or other entity with which the Company or its affiliates and Subsidiaries does business or accepting any material payment, service, loan, gift, trip, entertainment, or other favor from a supplier, contractor, distributor, subcontractor, customer or other entity with which the Company or its affiliates or Subsidiaries does business, and that Executive will promptly inform the President of the Company as to each offer received by Executive to engage in any such activity. Executive further agrees to disclose to the Company any other facts of which Executive becomes aware which might in Executive's good faith judgment reasonably be expected to involve or give rise to a Conflict of Interest or potential Conflict of Interest.

          (c) NON-COMPETITION AFTER TERMINATION. Executive agrees that, at any time during the period of two (2) years after the termination of his employment with the

EMPLOYMENT AGREEMENT - PAGE 7

     Company and any of its affiliates and Subsidiaries, he shall not for any reason, within any of the markets in which the Company or its affiliates has sold products or services or formulated a plan to sell products or services into a market during the last twelve (12) months of Executive's employment or which the Company or its affiliates enters into within three
     (3) months thereafter, engage in or contribute Executive's knowledge to any work which is competitive with or similar to a product, process, apparatus, service, or development on which Executive worked or with respect to which Executive had access to Confidential Information while employed by the Company. Following the expiration of said two (2) year period, Executive shall continue to be obligated under the Confidential Information paragraph of this Agreement not to use or to disclose Confidential Information of the Company or its affiliates and Subsidiaries so long as it shall not be publicly available. It is understood that the geographical area set forth in this covenant is divisible so that if this clause is invalid or unenforceable in an included geographic area, that area is severable and the clause remains in effect for the remaining included geographic areas in which the clause is valid.

          (d) NON-SOLICITATION OF CUSTOMERS. Executive further agrees that for a period of two (2) years after the termination of his employment with the Company and any of its affiliates and Subsidiaries, he will not solicit or accept any business from any customer or client or prospective customer or client with whom Executive dealt or solicited while employed by Company during the last twelve (12) months of his employment.

          (e) NON-SOLICITATION OF EMPLOYEES. Executive agrees that for a period of two (2) years after the termination of his employment with the Company and any of its affiliates and Subsidiaries, he will not either directly or indirectly, on his own behalf or on behalf of others, solicit, attempt to hire, or hire any person employed by Company to work for Executive or for another entity, firm, corporation, or individual.

          (f) CONFIDENTIAL INFORMATION. Executive further agrees that he will not, except as the Company may otherwise consent or direct in writing, reveal or disclose, sell, use, lecture upon, publish or otherwise disclose to any third party any Confidential Information or proprietary information of the Company or its affiliates and Subsidiaries, or authorize anyone else to do these things at any time either during or subsequent to his employment with the Company. This Paragraph shall continue in full force and effect after termination of Executive's employment and after the termination of this Agreement. Executive's obligations under this Paragraph with respect to any specific Confidential Information and proprietary information shall cease when that specific portion of the Confidential Information and proprietary information becomes publicly known, in its entirety and without combining portions of such information obtained separately. It is understood that such Confidential Information and proprietary information of the Company and its affiliates and Subsidiaries include matters that Executive conceives or develops, as well as matters Executive learns from other employees of Company or its affiliates and Subsidiaries. Confidential Information is defined to include information:
     (1) disclosed to or known by the Executive as a consequence of or through his employment with the Company; (2) not generally known outside the Company and its affiliates and Subsidiaries; and (3) which relates to any aspect of the Company and its


EMPLOYMENT AGREEMENT - PAGE 8
     affiliates or their business, finances, operation plans, budgets, research, or strategic development. "Confidential Information" includes, but is not limited to the Company's and its affiliates' and Subsidiaries' trade secrets, proprietary information, financial documents, long range plans, customer lists, employer compensation, marketing strategy, data bases, costing data, computer software developed by the Company or its affiliates, investments made by the Company or its affiliates, and any information provided to the Company or its affiliates by a third party under restrictions against disclosure or use by the Company or others.

          (g) RETURN OF DOCUMENTS, EQUIPMENT, ETC. All writings, records, and other documents and things comprising, containing, describing, discussing, explaining, or evidencing any Confidential Information, and all equipment, components, parts, tools, and the like in Executive's custody or possession that have been obtained or prepared in the course of Executive's employment with the Company shall be the exclusive property of the Company, shall not be copied and/or removed from the premises of the Company, except in pursuit of the business of the Company, and shall be delivered to the Company, without Executive retaining any copies, upon notification of the termination of Executive's employment or at any other time requested by the Company. The Company shall have the right to retain, access, and inspect all property of Executive of any kind in the office, work area, and on the premises of the Company upon termination of Executive's employment and at any time during employment by the Company to ensure compliance with the terms of this Agreement.

          (h) REAFFIRM OBLIGATIONS. Upon termination of his employment with the Company, Executive, if requested by Company, shall reaffirm in writing Executive's recognition of the importance of maintaining the confidentiality of the Company's Confidential Information and proprietary information, and reaffirm any other obligations set forth in this Agreement.

          (i) PRIOR DISCLOSURE. Executive represents and warrants that he has not used or disclosed any Confidential Information he may have obtained from Company or its affiliates prior to signing this Agreement, in any way inconsistent with the provisions of this Agreement.

          (j) CONFIDENTIAL INFORMATION OF PRIOR COMPANIES. Executive will not disclose or use during the period of his employment with the Company any proprietary or Confidential Information or Copyright Works which Executive may have acquired because of employment with an employer other than the Company or acquired from any other third party, whether such information is in Executive's memory or embodied in a writing or other physical form.

          (k) BREACH. Executive agrees that any breach of Paragraphs 5(a), (c),
     (d), (e) or above cannot be remedied solely by money damages, and that in addition to any other remedies Company or its affiliates may have, the Company shall be entitled to obtain injunctive relief against Executive. Nothing herein, however, shall be construed as limiting the Company's right to pursue any other available remedy at law or in equity,


EMPLOYMENT AGREEMENT - PAGE 9
     including recovery of damages and termination of this Agreement and/or any payments that may be due pursuant to this Agreement.

          (l) RIGHT TO ENTER AGREEMENT. Executive represents and covenants to the Company that he has full power and authority to enter into this Agreement and that the execution of this Agreement will not breach or constitute a default of any other agreement or contract to which he is a party or by which he is bound.

          (m) EXTENSION OF POST-EMPLOYMENT RESTRICTIONS. In the event Executive breaches Paragraphs 5(b), (d), or (e) above, the restrictive time periods contained in those provisions will be extended by the period of time Executive was in violation of such provisions.

          (n) ENFORCEABILITY. The agreements contained in Section 5 are independent of the other agreements contained herein. Accordingly, failure of the Company to comply with any of its obligations outside of this Paragraph do not excuse Executive from complying with the agreements contained herein.

          (o) SURVIVABILITY. The agreements contained in Paragraphs 5(c) through
     (g) shall survive the termination of this Agreement for any reason.

         6. ASSIGNMENT. This Agreement cannot be assigned by Executive. The Company may assign this Agreement only to a successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and assets of the Company provided such successor expressly agrees in writing reasonably satisfactory to Executive to assume and perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession and assignment had taken place. Failure of the Company to obtain such written agreement prior to the effectiveness of any such succession shall be a material breach of this Agreement.

         7. BINDING AGREEMENT. Executive understands that his obligations under this Agreement are binding upon Executive's heirs, successors, personal representatives, and legal representatives.

         8. NOTICES. All notices pursuant to this Agreement shall be in writing and sent certified mail, return receipt requested, addressed as set forth below, or by delivering the same in person to such party, or by transmission by facsimile to the number set forth below. Notice deposited in the United States Mail, mailed in the manner described hereinabove, shall be effective upon deposit. Notice given in any other manner shall be effective only if and when received:

                  If to Executive:                  Christopher C. Martin, Esq.

                                                    ----------------------------

                                                    ----------------------------

                                                    ----------------------------


EMPLOYMENT AGREEMENT - PAGE 10

                  If to Company:                    HCC Insurance Holdings, Inc.
                                                    13403 Northwest Freeway
                                                    Houston, Texas  77040
                                                    Attn:  President

                  with a copy (which shall          Arthur S. Berner, Esq.
                  not constitute notice) to:        Haynes and Boone, LLP
                                                    1000 Louisiana, suite 4300
                                                    Houston, Texas  77002
                                                    Fax: (713) 236-5652

         9. WAIVER. No waiver by either party to this Agreement of any right to enforce any term or condition of this Agreement, or of any breach hereof, shall be deemed a waiver of such right in the future or of any other right or remedy available under this Agreement.

         10. SEVERABILITY. If any provision of this Agreement is determined to be void, invalid, unenforceable, or against public policy, such provisions shall be deemed severable from the Agreement, and the remaining provisions of the Agreement will remain unaffected and in full force and effect.

         11. ARBITRATION. In the event any dispute arises out of Executive's employment with or by the Company, or separation/termination therefrom, whether as an employee or as a consultant, which cannot be resolved by the Parties to this Agreement, such dispute shall be submitted to final and binding arbitration. The arbitration shall be conducted in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association ("AAA"). If the Parties cannot agree on an arbitrator, a list of seven (7) arbitrators will be requested from AAA, and the arbitrator will be selected using alternate strikes with Executive striking first. The cost of the arbitration will be shared equally by Executive and Company. Arbitration of such disputes is mandatory and in lieu of any and all civil causes of action and lawsuits either party may have against the other arising out of Executive's employment with Company, or separation therefrom. Such arbitration shall be held in Houston, Texas.

         12. ENTIRE AGREEMENT. The terms and provisions contained herein shall constitute the entire agreement between the parties with respect to Executive's employment with Company during the time period covered by this Agreement. this Agreement replaces and supersedes any and all existing, Agreements entered into between Executive and the Company relating generally to the same subject matter, if any, and shall be binding upon Executive's heirs, executors, administrators, or other legal representatives or assigns.

         13. MODIFICATION OF AGREEMENT. this Agreement may not be changed or modified or released or discharged or abandoned or otherwise terminated, in whole or in part, except by an instrument in writing signed by the Executive and an officer or other authorized executive of Company.

         14. UNDERSTAND AGREEMENT. Executive represents and warrants that he has read and understood each and every provision of this Agreement, and Executive understands that he has


EMPLOYMENT AGREEMENT - PAGE 11
the right to obtain advice from legal counsel of choice, if necessary and desired, in order to interpret any and all provisions of this Agreement, and that Executive has freely and voluntarily entered into this Agreement.

         15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas (irrespective of its choice of law principles).

         16. JURISDICTION AND VENUE. With respect to any litigation regarding this Agreement, Executive agrees to venue in the state or federal courts in Harris County, Texas, and agrees to waive and does hereby waive any defenses and/or arguments based upon improper venue and/or lack of personal jurisdiction. By entering into this Agreement, Executive agrees to personal jurisdiction in the state and federal courts in Harris County, Texas.

                            [SIGNATURE PAGE FOLLOWS]



EMPLOYMENT AGREEMENT - PAGE 12

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         IN WITNESS WHEREOF, the Parties have executed this Agreement in multiple copies, effective as of the date first written above.

EXECUTIVE                                   COMPANY

                                            HCC INSURANCE HOLDINGS, INC.
Name:    /s/CHRISTOPHER L. MARTIN
       ----------------------------
         Christopher L. Martin              By:      /s/ STEPHEN L. WAY
                                                --------------------------------
                                                         Stephen L. Way
                                                         Chairman

Dated:   10/03/00                           Dated:       10/03/00
      ------------------------------              ------------------------------



EMPLOYMENT AGREEMENT - PAGE 13

                               AMENDMENT NO. 1 TO

                              EMPLOYMENT AGREEMENT

         This AMENDMENT NO. 1 (the "Amendment") is entered into as of the 1st day of January, 2002 (the "Effective Date") between HCC Insurance Holdings, Inc. (the "Company" or "HCC") and Christopher L. Martin ("Executive"), sometimes collectively referred to herein as (the "Parties")

                                    RECITALS:

         WHEREAS, Executive has entered into an Employment Agreement dated as of the 1st day of October, 2000; and

         WHEREAS, it is the desire of the Company and the Executive to amend the Employment Agreement as set forth below;

         NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the Parties agree as follows:

         1. In addition to any perquisites to which Executive is otherwise entitled pursuant to the Employment Agreement, effective as of the Effective Date, as set forth in the Amendment, Executive shall be entitled to a car allowance in the amount of $750 per month. In addition, Executive shall receive a corporate membership at The Houstonian. Dues for such membership shall be paid by the Company.

         2. The definition of "Change of Control" set forth in Paragraph 4(a)(5) shall be amended by deleting in its entirety subparagraph (ii).

         3. The provisions of Paragraphs (4)(c) and 4(d) shall be deleted in their entirety and replaced with the following:

              (c) TERMINATION IN EVENT OF DEATH: BENEFITS. If Executive's employment is terminated by reason of Executive's death during the Basic Term, this Agreement shall terminate without further obligation to Executive's legal representatives under this Agreement, other than for payment of all accrued compensation, unreimbursed expenses, the timely payment or provision of Other Benefits through the date of death. Such amounts shall be paid to Executive's estate or beneficiary, as applicable, in a lump sum in cash within ninety (90) days after the date of death. In addition, Executive's legal representatives shall receive, at the same time as if Executive were still an employee, Executive's Base Salary for the lesser of one (1) year or the date this Agreement would otherwise have terminated. With respect to the provision of Other Benefits, the term Other Benefits as used in this Paragraph 4(c) shall include, without limitation, and Executive's estate and/or beneficiaries shall be entitled to receive, benefits at least equal to the most favorable benefits provided by the Company to the estates and beneficiaries of other


EMPLOYMENT AGREEMENT - PAGE 14
executive level employees of the Company under such plans, programs, practices, and policies relating to death benefits, if any, as in effect with respect to other executives and their beneficiaries at any time during the 120-day period immediately preceding the date of death. Additionally, all Stock Awards shall be vested immediately and shall be exercisable for the later of one year after the date of such vesting or the remaining term of such option.

              (d)  TERMINATION IN EVENT OF DISABILITY: BENEFITS. If
Executive's employment is terminated by reason of Executive's Disability during the Basic Term, this Agreement shall terminate but the Company shall continue to pay the Base Salary for a period of three (3) months and thereafter shall make such additional payment for the Term so that the after tax effect of Executive's compensation is the same as before the Disability. Executive shall, not be entitled to any subsequent cash or stock bonuses. In addition, all outstanding Stock Awards shall vest immediately upon such termination due to Disability and shall be exercisable for one year after the date of such vesting. Executive's Benefits shall continue to the end of the Basic Term.

         Except as set forth herein, the terms of the Employment Agreement, shall remain in full force and effect.

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EMPLOYMENT AGREEMENT - PAGE 15

         IN WITNESS WHEREOF, the Parties have executed this Agreement in multiple copies, effective as of the Effective Date.

EXECUTIVE                                   COMPANY

                                            HCC Insurance Holdings, Inc.


/s/ CHRISTOPHER L. MARTIN                    By: /s/ JOHN N. MOLBECK
--------------------------------                --------------------------------
Christopher L. Martin                               John N. Molbeck,
                                                    President

Dated:  January 21, 2002                    Dated:  January 21, 2002
      ------------------------------              ------------------------------












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EMPLOYMENT AGREEMENT - PAGE 16